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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   Apartment Investment and Management Company
             (Exact Name of Registrant as Specified in Its Charter)

                Maryland                                         84-1259577
(State of Incorporation or Organization)                      (I.R.S. EMPLOYER
                                                             Identification no.)

                           COLORADO CENTER, TOWER TWO
                   2000 SOUTH COLORADO BOULEVARD, SUITE 2-1000
                             DENVER, COLORADO 80222
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

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
If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. [X]                           following box. [ ]

Securities Act registration statement file number to which this form relates:
333-51154
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(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH CLASS                                  NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                                  EACH CLASS IS TO BE REGISTERED
       -------------------                                  ------------------------------

Class P Convertible Cumulative Preferred Stock, par              NEW YORK STOCK EXCHANGE
value $.01 per share
(liquidation preference $25 per share)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)





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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of Class P Convertible
Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share) (the "Class P Preferred Stock"), of Apartment Investment and
Management Company, a Maryland corporation (the "Registrant"). Each share of
Class P Preferred Stock is convertible into 0.4464 shares of Class A Common
Stock, par value $.01 per share, of the Registrant. The description of the Class
P Preferred Stock to be registered hereunder is set forth under the caption
"Description of AIMCO Class P Convertible Cumulative Preferred Stock" in the
Registrant's Registration Statement on Form S-4 (File No. 333-51154), which description is incorporated herein by reference.

ITEM 2.           EXHIBITS

         The Registrant intends to list the Class P Preferred Stock on the New
York Stock Exchange, on which other securities of the Registrant are registered.
Accordingly, copies of the following exhibits will be filed with The New York
Stock Exchange, and are filed as exhibits to this Registration Statement:

         3.1      Charter (incorporated by reference to the Registrant's Annual
                  Report on Form 10-K for the fiscal year ended December 31,
                  1999).

         3.2      Bylaws (incorporated by reference to the Registrant's Annual
                  Report on Form 10-K for the fiscal year ended December 31,
                  1999).

         3.3      Form of Articles Supplementary relating to the Class P
                  Preferred Stock (incorporated by reference to the Registrant's
                  Registration Statement on Form S-4 (File No. 333-51154)).

         4.1      Form of Stock Certificate relating to the Class P Preferred
                  Stock (filed herewith).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        APARTMENT INVESTMENT AND
                                        MANAGEMENT COMPANY

                                        By:  /s/ Patrick J. Foye
                                            ----------------------------
                                        Name: Patrick J. Foye
                                        Title: Executive Vice President

December 27, 2000


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                               INDEX TO EXHIBITS

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
EXHIBIT
NUMBER                   DESCRIPTION
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

3.1               Charter (incorporated by reference to the Registrant's Annual
                  Report on Form 10-K for the fiscal year ended December 31,
                  1999).

3.2               Bylaws (incorporated by reference to the Registrant's Annual
                  Report on Form 10-K for the fiscal year ended December 31,
                  1999).

3.3               Form of Articles Supplementary relating to the Class P
                  Preferred Stock (incorporated by reference to the Registrant's
                  Registration Statement on Form S-4 (File No. 333-51154)).

4.1               Form of Stock Certificate relating to the Class P Preferred
                  Stock (filed herewith).
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